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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in each Statement of Additional Information in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 33-3920) of Hartford HLS Series Fund II, Inc. and to the incorporation by reference of our reports dated February 5, 2003 for Hartford Blue Chip Stock HLS Fund, Hartford Capital Opportunities HLS Fund, Hartford Growth Opportunities HLS Fund, Hartford International Stock HLS Fund, Hartford LargeCap Growth HLS Fund, Hartford MidCap Stock HLS Fund, Hartford Multisector Bond HLS Fund, Hartford SmallCap Growth HLS Fund, Hartford SmallCap Value HLS Fund, Hartford U.S. Government Securities HLS Fund and Hartford Value Opportunities HLS Fund (eleven portfolios of the Hartford HLS Series Fund II, Inc., formerly known as Fortis Series Fund, Inc.) included in the December 31, 2002 Annual Reports to Shareholders of Hartford HLS Series Fund II, Inc.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2003